Exhibit 24(b)11

INDEPENDENT AUDITORS' CONSENT

Oppenheimer Integrity Funds:

We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 2-76547 of Oppenheimer Integrity Funds of our reports dated January 23, 1995 appearing in the Statements of Additional Information, which are a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
October 2, 1995